Exhibit 99.1

Starbucks Reports Record Q1 Results and Reaffirms FY14 Growth Targets
Strong holiday sales and store traffic drive 12% revenue growth to a record $4.2 billion
Consolidated operating margin expands to a record 19.2%; EPS rises 25% to a record $0.71
Dollars loaded on Starbucks Cards jump 24% to $1.4 billion

SEATTLE; January 23, 2014 – Starbucks Corporation (NASDAQ: SBUX) today reported financial results for its 13-week fiscal first quarter ended December 29, 2013.

Q1 Fiscal 2014 Highlights:

•	Consolidated net revenues increased 12% to $4.2 billion

•	Global comparable store sales grew 5%, driven by a 4% increase in traffic

◦	Americas and U.S. comp growth of 5%, driven by a 4% increase in traffic

◦	EMEA comp growth of 5%, the highest growth in 13 quarters, driven by a 3% increase in traffic

◦	China/Asia Pacific comp growth of 8%, driven by a 7% increase in traffic

•	Consolidated operating income increased 29% to $814 million

•	Consolidated operating margin improved 260 basis points to 19.2%

•	Earnings per share increased 25% to $0.71 per share

•	Dollars loaded on Starbucks Cards globally reached $1.4 billion in the quarter; the My Starbucks Rewards program now has over 7 million active members in the U.S.

•	Opened 417 net new stores globally - bringing total store count to 20,184 - including the 4,000th store in CAP and the 2,000th store in EMEA

“Holiday 2013 was the first in which many traditional brick and mortar retailers experienced in-store foot traffic give way to online shopping in a major way,” said Howard Schultz, chairman, president and ceo of Starbucks Coffee Company. “As our solid traffic growth and record Q1 results demonstrate, Starbucks unique combination of physical and digital assets positions us as one of the very few consumer brands with a national and global footprint to benefit from the seismic shift underway.”

“Starbucks strong Q1 results once again demonstrate the fundamental strength of the Starbucks business, particularly noteworthy given the continued economic challenges worldwide,” said Troy Alstead, cfo and group president. “Successful holiday sales around the globe drove healthy growth in comparable store sales which, combined with our best in class operations, drove another quarter of record operating results. Our continued ability to execute at this level gives us the confidence to reaffirm our aggressive growth targets for fiscal 2014.”

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First Quarter Fiscal 2014 Summary

	Quarter Ended Dec 29, 2013
Comparable Store Sales(1)	Sales Growth	Change in Transactions	Change in Ticket
Consolidated	5%	4%	1%
Americas	5%	4%	1%
EMEA	5%	3%	1%
CAP	8%	7%	1%
(1) Includes only Starbucks company-operated stores open 13 months or longer.

Operating Results	Quarter Ended
($ in millions, except per share amounts)	Dec 29, 2013	Dec 30, 2012	Change
Net New Stores	417	212	205
Revenues (1)	$4,239.6	$3,793.2	12%
Operating Income	$813.5	$630.6	29%
Operating Margin (1)	19.2%	16.6%	260 bps
EPS	$0.71	$0.57	25%
(1) Prior period results have been corrected to reflect an immaterial reclassification of certain fees related to our foodservice operations; for full revised FY12 and FY13 results, refer to http://investor.starbucks.com.

Consolidated net revenues were $4.2 billion in Q1 FY14, an increase of 12% over Q1 FY13, driven primarily by 5% growth in global comparable store sales and incremental revenues from 1,564 net new Starbucks store openings over the past 12 months.

Consolidated operating income increased 29% to $813.5 million, compared to $630.6 million for the same period a year ago. Operating margin expanded 260 basis points to 19.2%, primarily driven by the absence of non-routine expenses incurred in the Americas segment in the prior year quarter, lower commodity costs, and a $20.2 million non-recurring benefit which contributed $0.02 to EPS related to the Q4 FY13 litigation charge. Also contributing to margin expansion was sales leverage.

Q1 Americas Segment Results

	Quarter Ended
($ in millions)	Dec 29, 2013	Dec 30, 2012	Change
Net New Stores	142	87	55
Revenues	$3,073.0	$2,840.7	8%
Operating Income	$732.1	$590.3	24%
Operating Margin	23.8%	20.8%	300 bps

Net revenues for the Americas segment were $3.1 billion in Q1 FY14, an increase of 8% over Q1 FY13. The increase was driven by a 5% increase in comparable store sales and incremental revenues from 735 net new store openings over the past 12 months.

Operating income increased to $732.1 million in Q1 FY14, growth of 24% compared to $590.3 million for the same period a year ago. Operating margin expanded 300 basis points to 23.8% primarily due to the absence of non-routine expenses incurred in the prior year quarter related to the company's leadership conference, litigation charges and the impact from Superstorm Sandy. Also contributing to margin expansion were lower coffee costs and sales leverage.

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Q1 EMEA Segment Results

	Quarter Ended
($ in millions)	Dec 29, 2013	Dec 30, 2012	Change
Net New Stores	64	7	57
Revenues	$339.5	$306.1	11%
Operating Income	$33.5	$22.3	50%
Operating Margin	9.9%	7.3%	260 bps

Net revenues for the EMEA segment were $339.5 million in Q1 FY14, an increase of 11% over Q1 FY13. The increase was primarily due to incremental revenues from 157 net new store openings over the past 12 months and a 5% increase in comparable store sales.

Operating income increased to $33.5 million in Q1 FY14 from $22.3 million in the prior year quarter. Operating margin expanded 260 basis points to 9.9% primarily driven by the strategic acceleration of licensed store growth.

Q1 China/Asia Pacific Segment Results

	Quarter Ended
($ in millions)	Dec 29, 2013	Dec 30, 2012	Change
Net New Stores	209	125	84
Revenues	$266.9	$214.1	25%
Operating Income	$81.1	$72.1	12%
Operating Margin	30.4%	33.7%	(330) bps

Net revenues for the China/Asia Pacific segment were $266.9 million in Q1 FY14, an increase of 25% over Q1 FY13. The increase was driven by incremental revenues from 672 net new store openings over the past 12 months. An 8% increase in comparable store sales also contributed to the net revenue growth.

Operating income of $81.1 million in Q1 FY14 increased 12% compared to the same period a year ago. Operating margin declined 330 basis points to 30.4% this quarter driven by a lower contribution from our Japan equity investee primarily due to the weakening of the Yen against the US dollar, as well as a shift in the composition of our store portfolio from licensed to company-operated stores. This was partially offset by strong operating performance throughout the rest of the region, particularly in China.

Q1 Channel Development Segment Results

	Quarter Ended
($ in millions)	Dec 29, 2013	Dec 30, 2012	Change
Revenues (1)	$401.0	$374.3	7%
Operating Income	$118.8	$96.8	23%
Operating Margin (1)	29.6%	25.9%	370 bps
(1) Prior period results have been corrected to reflect an immaterial reclassification of certain fees related to our foodservice operations; for full revised FY12 and FY13 results, refer to http://investor.starbucks.com.

Net revenues for the Channel Development segment were $401.0 million in Q1 FY14, an increase of 7% over Q1 FY13, driven by increased sales of premium single serve products, partially offset by the packaged coffee price reductions implemented in Q3 of FY13.

Operating income grew 23% to $118.8 million in Q1 FY14 compared to $96.8 million for the same period a year ago. Operating margin increased 370 basis points to 29.6% in Q1 FY14 primarily due to lower coffee costs.

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Q1 All Other Segments Results

	Quarter Ended
($ in millions)	Dec 29, 2013	Dec 30, 2012	Change
Net New Stores	2	(7)	9
Revenues (1)	$159.2	$58.0	174%
Operating Income (Loss)	$13.6	($4.2)	nm
(1) Prior period results have been corrected to reflect an immaterial reclassification of certain fees related to our foodservice operations; for full revised FY12 and FY13 results, refer to http://investor.starbucks.com.

Net revenues for All Other Segments were $159.2 million in Q1 FY14, an increase of 174% over Q1 FY13, primarily due to the addition of Teavana retail store revenues beginning in Q2 of FY13.

Q1 FY14 operating income increased to $13.6 million compared to a loss of $4.2 million for the same period a year ago driven by the acquisition of Teavana in Q2 FY13.

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Fiscal 2014 Targets
The company reaffirms and updates the following fiscal 2014 targets:

•	Revenue growth of 10% or greater

•	Global comparable store sales growth in the mid single digits

▪	Consolidated operating margin improvement of approximately 150 to 200 basis points over FY13:

◦	Americas: moderate improvement over FY13

◦	EMEA: operating margin improving toward the high single digits

◦	CAP: operating margin percentage moving toward the low 30's

◦	Channel Development: moderate improvement over FY13

▪	Consolidated tax rate of approximately 34.5%

▪	Earnings per share now expected to be in the range of $2.59 to $2.67:

◦	Q2 EPS in the range of $0.54 to $0.55

◦	Q3 EPS in the range of $0.64 to $0.66

◦	Q4 EPS in the range of $0.70 to $0.75

•	Approximately 1,500 net new stores:

◦	Americas: approximately 600

◦	EMEA: approximately 150

◦	CAP: approximately 750

•	Capital expenditures of approximately $1.2 billion

Company Updates

•
Starbucks continued to explore unique ways to connect with customers, such as its first Starbucks store on a train, opened in November in partnership with SBB in Switzerland, while also opening its first store in Monaco in early December. The company now operates in 63 countries worldwide.

•
The company opened its second Teavana Fine Teas + Tea Bar in early December, bringing the elevated Tea Bar experience to Seattle’s University Village following the October opening of the first of this concept in New York City.

•
Starbucks raised $750 million in proceeds in December from a public offering of $400 million of 0.875% Senior Notes due 2016 and $350 million of 2.000% Senior Notes due 2018. The proceeds were used to fund a portion of the payment required by the previously announced arbitration award in the Kraft litigation matter.

•
Starbucks Cards were introduced at select locations in Mainland China in early January, marking an important expansion of the Starbucks Card program which launched 12 years ago and is now available in 28 countries worldwide.

•
In early November the company announced a strategic commitment to develop a comprehensive hiring platform for veterans and active duty spouses. The multi-year strategy is expected to lead to the hiring of at least 10,000 veterans and spouses over the next 5 years.

•	The Board of Directors declared a cash dividend of $0.26 per share, payable on February 21, 2014 to shareholders of record as of February 6, 2014.

•	The company repurchased 0.6 million shares of common stock in Q1 FY14; approximately 26 million shares remain available for purchase under previous authorizations.

Conference Call

Starbucks will be holding a conference call today at 2:00 p.m. Pacific Time, which will be hosted by Howard Schultz, chairman, president and ceo, and Troy Alstead, cfo and group president, Global Business Services. The call will be webcast and can be accessed at http://investor.starbucks.com. A replay of the webcast will be available through approximately 9:00 p.m. Pacific Time on Friday, February 21, 2014.

The company’s consolidated statements of earnings, operating segment results, and other additional information have been provided on the following pages in accordance with current year classifications. This information should be reviewed in conjunction with this press release. Please refer to the company’s Annual Report on Form 10-K for the fiscal year ended September 29, 2013 for additional information.

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About Starbucks

Since 1971, Starbucks Coffee Company has been committed to ethically sourcing and roasting high-quality arabica coffee. Today, with stores around the globe, the company is the premier roaster and retailer of specialty coffee in the world. Through our unwavering commitment to excellence and our guiding principles, we bring the unique Starbucks Experience to life for every customer through every cup. To share in the experience, please visit us in our stores or online at www.starbucks.com.

Forward-Looking Statements

This release contains forward-looking statements relating to certain company initiatives, strategies and plans, as well as trends in or expectations regarding our diversified business model, the strength, health and potential of our business, operations and brand, business momentum, the benefits to our business from the shift to online shopping, growth and growth opportunities, earnings per share, revenues, operating margins, profits, capital expenditures, tax rates, comparable store sales and store openings and closings.  These forward-looking statements are based on currently available operating, financial and competitive information and are subject to a number of significant risks and uncertainties.  Actual future results may differ materially depending on a variety of factors including, but not limited to, coffee, dairy and other raw material prices and availability, costs associated with, and the successful execution of, the company's initiatives, strategies and plans, the acceptance of the company's products by our customers, fluctuations in U.S. and international economies and currencies, the impact of competition, the effect of legal proceedings, and other risks detailed in the company filings with the Securities and Exchange Commission, including the “Risk Factors” section of Starbucks Annual Report on Form 10-K for the fiscal year ended September 29, 2013.  The company assumes no obligation to update any of these forward-looking statements.

Contacts:

Starbucks Contact, Investor Relations:	Starbucks Contact, Media:
JoAnn DeGrande / Greg Smith	Jim Olson
206-318-7118	206-318-7100
investorrelations@starbucks.com	press@starbucks.com

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STARBUCKS CORPORATION
CONSOLIDATED STATEMENTS OF EARNINGS
(unaudited, in millions, except per share data)

	Quarter Ended			Quarter Ended
	Dec 29, 2013	Dec 30, 2012	% Change	Dec 29, 2013	Dec 30, 2012

				As a % of total net revenues (1)
Net revenues:
Company-operated stores	$3,343.8	$2,989.6	11.8%	78.9%	78.8%
Licensed stores	401.8	350.2	14.7	9.5	9.2
CPG, foodservice and other (1)	494.0	453.4	9.0	11.7	12.0
Total net revenues	4,239.6	3,793.2	11.8	100.0	100.0
Cost of sales including occupancy costs	1,795.1	1,620.7	10.8	42.3	42.7
Store operating expenses	1,175.1	1,089.5	7.9	27.7	28.7
Other operating expenses (1)	114.9	126.1	(8.9)	2.7	3.3
Depreciation and amortization expenses	169.7	148.9	14.0	4.0	3.9
General and administrative expenses	242.6	231.9	4.6	5.7	6.1
Litigation charge/(credit)	(20.2)	—	nm	(0.5)	—
Total operating expenses	3,477.2	3,217.1	8.1	82.0	84.8
Income from equity investees	51.1	54.5	(6.2)	1.2	1.4
Operating income	813.5	630.6	29.0	19.2	16.6
Interest income and other, net	19.8	(2.9)	nm	0.5	(0.1)
Interest expense	(14.5)	(6.6)	119.7	(0.3)	(0.2)
Earnings before income taxes	818.8	621.1	31.8	19.3	16.4
Income taxes	278.1	188.7	47.4	6.6	5.0
Net earnings including noncontrolling interest	540.7	432.4	25.0	12.8	11.4
Net earnings attributable to noncontrolling interest	—	0.2	(100.0)	—	—
Net earnings attributable to Starbucks	$540.7	$432.2	25.1%	12.8%	11.4%

Net earnings per common share - diluted	$0.71	$0.57	24.6%
Weighted avg. shares outstanding - diluted	766.2	761.3

Cash dividends declared per share	$0.26	$0.21

Supplemental Ratios:
Store operating expenses as a percentage of company-operated stores revenue				35.1%	36.4%
Effective tax rate including noncontrolling interest				34.0%	30.4%
(1) Prior period results have been corrected to reflect an immaterial reclassification of certain fees related to our foodservice operations; for full revised FY12 and FY13 results, refer to http://investor.starbucks.com.

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Segment Results (in millions)

Americas

	Dec 29, 2013	Dec 30, 2012	% Change	Dec 29, 2013	Dec 30, 2012

Quarter Ended				As a % of Americas total net revenues
Net revenues:
Company-operated stores	$2,787.0	$2,586.4	7.8%	90.7%	91.0%
Licensed stores	274.3	239.2	14.7	8.9	8.4
CPG, foodservice and other	11.7	15.1	(22.5)	0.4	0.5
Total net revenues	3,073.0	2,840.7	8.2	100.0	100.0
Cost of sales including occupancy costs	1,164.2	1,092.5	6.6	37.9	38.5
Store operating expenses	999.6	959.8	4.1	32.5	33.8
Other operating expenses	25.3	30.0	(15.7)	0.8	1.1
Depreciation and amortization expenses	112.3	105.4	6.5	3.7	3.7
General and administrative expenses	39.5	62.7	(37.0)	1.3	2.2
Total operating expenses	2,340.9	2,250.4	4.0	76.2	79.2
Operating income	$732.1	$590.3	24.0%	23.8%	20.8%
Supplemental Ratios:
Store operating expenses as a percentage of company-operated stores revenue				35.9%	37.1%

EMEA

	Dec 29, 2013	Dec 30, 2012	% Change	Dec 29, 2013	Dec 30, 2012

Quarter Ended				As a % of EMEA total net revenues
Net revenues:
Company-operated stores	$269.0	$252.7	6.5%	79.2%	82.6%
Licensed stores	60.6	43.9	38.0	17.8	14.3
CPG, foodservice and other	9.9	9.5	4.2	2.9	3.1
Total net revenues	339.5	306.1	10.9	100.0	100.0
Cost of sales including occupancy costs	168.2	152.5	10.3	49.5	49.8
Store operating expenses	96.4	90.3	6.8	28.4	29.5
Other operating expenses	11.6	8.4	38.1	3.4	2.7
Depreciation and amortization expenses	14.6	14.2	2.8	4.3	4.6
General and administrative expenses	16.0	18.4	(13.0)	4.7	6.0
Total operating expenses	306.8	283.8	8.1	90.4	92.7
Income from equity investees	0.8	—	nm	0.2	—
Operating income	$33.5	$22.3	50.2%	9.9%	7.3%
Supplemental Ratios:
Store operating expenses as a percentage of company-operated stores revenue				35.8%	35.7%

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China / Asia Pacific (CAP)

	Dec 29, 2013	Dec 30, 2012	% Change	Dec 29, 2013	Dec 30, 2012

Quarter Ended				As a % of CAP total net revenues
Net revenues:
Company-operated stores	$201.6	$150.5	34.0%	75.5%	70.3%
Licensed stores	65.3	63.6	2.7	24.5	29.7
Total net revenues	266.9	214.1	24.7	100.0	100.0
Cost of sales including occupancy costs	132.7	106.5	24.6	49.7	49.7
Store operating expenses	51.3	39.4	30.2	19.2	18.4
Other operating expenses	10.6	10.2	3.9	4.0	4.8
Depreciation and amortization expenses	10.3	7.4	39.2	3.9	3.5
General and administrative expenses	14.0	12.6	11.1	5.2	5.9
Total operating expenses	218.9	176.1	24.3	82.0	82.3
Income from equity investees	33.1	34.1	(2.9)	12.4	15.9
Operating income	$81.1	$72.1	12.5%	30.4%	33.7%
Supplemental Ratios:
Store operating expenses as a percentage of company-operated stores revenue				25.4%	26.2%

Channel Development

	Dec 29, 2013	Dec 30, 2012	% Change	Dec 29, 2013	Dec 30, 2012

Quarter Ended				As a % of Channel Development total net revenues (1)
Net revenues:
CPG	$306.4	$288.3	6.3%	76.4%	77.0%
Foodservice (1)	94.6	86.0	10.0	23.6	23.0
Total net revenues	401.0	374.3	7.1	100.0	100.0
Cost of sales	245.6	235.2	4.4	61.2	62.8
Other operating expenses (1)	48.0	57.6	(16.7)	12.0	15.4
Depreciation and amortization expenses	0.4	0.3	33.3	0.1	0.1
General and administrative expenses	5.4	4.8	12.5	1.3	1.3
Total operating expenses	299.4	297.9	0.5	74.7	79.6
Income from equity investees	17.2	20.4	(15.7)	4.3	5.5
Operating income	$118.8	$96.8	22.7%	29.6%	25.9%

(1) Prior period results have been corrected to reflect an immaterial reclassification of certain fees related to our foodservice operations; for full revised FY12 and FY13 results, refer to http://investor.starbucks.com.

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All Other Segments

	Dec 29, 2013	Dec 30, 2012	% Change

Quarter Ended
Net revenues:
Company-operated stores	$86.2	$—	nm
Licensed stores	1.6	3.5	(54.3)
CPG, foodservice and other (1)	71.4	54.5	31.0
Total net revenues	159.2	58.0	174.5
Cost of sales including occupancy costs	82.8	36.3	128.1
Store operating expenses	27.8	—	nm
Other operating expenses (1)	19.6	19.9	(1.5)
Depreciation and amortization expenses	3.7	1.0	270.0
General and administrative expenses	11.7	5.0	134.0
Total operating expenses	145.6	62.2	134.1
Operating income/(loss)	$13.6	$(4.2)	nm

(1) Prior period results have been corrected to reflect an immaterial reclassification of certain fees related to our foodservice operations; for full revised FY12 and FY13 results, refer to http://investor.starbucks.com.

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Supplemental Information

The following supplemental information is provided for historical and comparative purposes.
Fiscal First Quarter 2014 U.S. Supplemental Data

	Quarter Ended
($ in millions)	Dec 29, 2013	Dec 30, 2012	Change
Revenues	$2,722.8	$2,503.9	9%
Comparable Store Sales Growth (1)	5%	7%
Change in Transactions	4%	4%
Change in Ticket	1%	2%
(1) Includes only Starbucks company-operated stores open 13 months or longer

Store Data:

	Net stores opened (closed) during the period
	Quarter Ended		Stores open as of
	Dec 29, 2013	Dec 30, 2012	Dec 29, 2013	Dec 30, 2012
Americas
Company-operated stores	27	26	8,105	7,828
Licensed stores	115	61	5,530	5,072
	142	87	13,635	12,900
EMEA
Company-operated stores	3	(20)	856	862
Licensed stores	61	27	1,177	1,014
	64	7	2,033	1,876
CAP
Company-operated stores	61	47	967	713
Licensed stores	148	78	3,124	2,706
	209	125	4,091	3,419
All Other Segments
Company-operated stores	7	3	364	17
Licensed stores	(5)	(10)	61	66
	2	(7)	425	83

Total Company	417	212	20,184	18,278

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